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                                                                   EXHIBIT 10.10


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of the 31st day of January, 2000, between ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), and incuVest LLC, a Delaware limited liability company (the "Purchaser").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

         1. Agreement Purchase Shares. The Purchaser will purchase up to $5,000,000 in aggregate principal amount of shares of Common Stock of the Company at the option and upon the request of the Company from time to time between the date hereof and December 28, 2001 at the prices, on the dates and subject to the limitations set forth below. Nothing in this Agreement shall obligate the Company to exercise any such option or make any such request.

         2. Prices. The purchase price of the shares to be purchased pursuant to this Agreement shall be equal to the average of the closing prices per share of the Common Stock on the Nasdaq National Market for each of the twenty trading days immediately preceding the giving of the notice of the Closing Day pursuant to Section 4. In no event however, will the per share price be less than $7 per share nor more than $14 per share. In the event the shares of Company Common Stock are no longer quoted on the Nasdaq National Market, the purchase price shall be determined in like manner by reference to the principal market where the shares are then quoted for each day in the twenty day trading period. If the shares do not trade on any of the twenty trading days referred above, that day shall be ignored in calculating the average.

         3. Amounts To Be Purchased. The Company will have the right to request that the Purchaser purchase shares having up to the maximum aggregate purchase price set forth below during the periods set forth below:

                  (a) $2,000,000 on a Closing Day between March 30, 2001 and June 29, 2001;

                  (b) $4,000,000 on a Closing Day between July 1, 2001 and September 28, 2001 less the number of shares, if any, purchased pursuant to (a) above; and

                  (c) $5,000,000 on a Closing Day between October 1, 2001 and December 28, 2001 less the number of shares, if any, purchased pursuant to (a) and (b) above.

The failure of the Company to exercise its option to request the purchase of shares during any of the periods set forth above shall not affect its right to purchase shares during any later period, except that in no event will the Company have the right to request the purchase of shares on a Closing Day after December 28, 2001.

         4. Dates of Purchase. Purchaser shall purchase the shares after receipt of each written request from the Company on the date specified in each written request (a "Closing Day") specifying the number of shares to be purchased delivered by the Company to Purchaser pursuant to this Agreement, provided that the day specified is a business day not less than ten business days after the delivery of the notice. Purchaser acknowledges that the Company will


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have the right to exercise its option to make requests for purchases of shares on multiple occasions within the time periods set forth in this Agreement so long as the aggregate purchase price of shares to be purchased on any such occasion exceeds $1,000,000.

         5. Closing of Purchases. The closing of each purchase and sale of shares shall be held on the Closing Day at the offices of Purchaser, 560 Madison Avenue, New York, New York at 9:30 a.m. local time. At the closing the Company will deliver to the Purchaser a certificate evidencing the shares to be purchased against delivery of the purchase price by the Purchaser in immediately available funds by wire transfer to the account of the Company specified in a writing which the Company will deliver to the Purchaser at least two business days prior to each Closing Day. The certificate evidencing the shares will be delivered at the closing upon receipt by the Company of confirmation from its bank that the purchase has been received.

         6. Representations. Warranties and Covenants of the Company. The Company hereby represents and warrants to the Purchaser as follows:

         6.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         6.2. Issuance, Sale and Delivery of the Shares. The shares to be purchased pursuant to this Agreement have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase shares of Common Stock or other securities of the Company exist with respect to the issuance and sale of the shares to be purchased pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the shares to be issued pursuant to this Agreement.

         6.3. Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been unanimously approved and authorized by a special committee of the Board of Directors of the Company, and this Agreement has been executed and delivered by the Company. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the Certificate of Incorporation or Bylaws of the Company, and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties may be bound or affected and in each case or in the aggregate which would have a material adverse effect on the financial condition or business of the Company or, to the Company's knowledge, a violation of any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any its subsidiaries or their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the


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execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the shares to be purchased pursuant to this Agreement. Assuming the valid execution of this Agreement by the Purchaser, this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.4. Transfer Taxes. On each Closing Day, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance and sale of the shares to be purchased pursuant to this Agreement on that date hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         6.5 Finders' or Brokers' Fees. The Company is not, nor will it be, obligated for any finders' or brokers' fee or commission in connection with this transaction.

         7. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby severally represents and warrants to, and covenants with, the Company that:

         7.1 Status of Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares constituting an investment decision like that involved in the purchase of the shares pursuant to this Agreement, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the shares.

         7.2 Investment Intent. The Purchaser will be acquiring the shares purchased pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of such shares within the meaning of
Section 2(11) of the Securities Act of 1933.

         7.3 Restrictions on Transfer. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares purchased pursuant to this Agreement except in compliance with the Securities Act of 1933 and the rules and regulations thereunder.

         7.4 Status of Shares as Restricted Securities. The Purchaser understands that the shares to be purchased pursuant to this Agreement are characterized as "restricted securities" under the Securities Act of 1933, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under that Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and


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by the Securities Act of 1933, including those imposed on "affiliates" of an issuer, and understands that, except as provided in Section 8, the Company is under no obligation to register any of the securities sold hereunder.

         7.5 Legend on Shares. The Purchaser agrees that the certificates for the shares to be purchased pursuant to this Agreement shall bear the following legend (in addition to any legend required under applicable state securities laws):

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 UNLESS EITHER
             (i) THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR
             (ii) THE SALE OF SUCH SECURITIES IS EXEMPT FROM SUCH REGISTRATION PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144."

In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

         7.6 Due Execution, Delivery and Performance of This Agreement. The Purchaser represents and warrants to, and covenants with, the Company that (a) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (b) this Agreement constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7.7 Finders' or Brokers' Fees. The Purchaser is not, nor will it be, obligated for any finders' or brokers' fee or commission in connection with this transaction.

         8. Registration of the Shares. The Purchaser shall have no rights under the Registration Rights Agreement dated September 28, 2000 to which the Company and the Purchaser are parties (the "Prior Registration Rights Agreement") with respect to the shares issued pursuant to this Agreement. However, the parties are entering into a second Registration Rights Agreement dated as of the same date as this Agreement relating to shares of Company Common Stock to be issued pursuant to this Agreement.




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         9. Mutual Release. The Company and the Purchaser each hereby releases and discharges the other from any and all causes of action, losses, damages, expenses and claims of any kind arising out of or relating to the provisions of the Stock Purchase Agreement made as of September 28, 2000 between them, except that nothing herein shall constitute a release or discharge of the rights and obligations of the parties with respect to the Prior Registration Rights Agreement insofar as it relates to the shares of Common Stock of the Company issued to Purchaser pursuant to that Stock Purchase Agreement. Each party acknowledges and agrees that the provisions of this Section 9 constitute the resolution of disputed claims and that nothing in this Agreement shall be deemed to constitute an admission by either party that the claims of the other party have any merit. Each party further acknowledges and agrees that this release includes all claims referred to herein, whether known or known, liquidated or unliquidated. Each of the parties hereby waives the provisions of Section 1542 of the California Civil Code, which provides:

                  "A general release does not extend to claims which the creditor does not know to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the creditor."

         Purchaser acknowledges that this Agreement is entered into to settle a claim by the Company that Purchaser was obligated to purchase shares of the Company's Common Stock on December 29, 2000 for an aggregate purchase price of $5,000,000 under the Stock Purchase Agreement made as of September 28, 2000. Without the Purchaser's admitting that the Company's claim has merit, the Purchaser agrees that its obligation to purchase the shares pursuant to this Agreement is entered into to settle that claim, is unconditional and will not be affected by any change in the business, financial condition, results of operations or prospects of the Company, whether occurring before or after this Agreement. Purchaser further acknowledges that the Company has made no representation or warranty, express or implied, to the Purchaser except as specifically set forth in this Agreement and has provided to the Purchaser all information and documents and answered all questions asked by Purchaser in order for Purchaser to evaluate this Agreement and the risks to it of the transactions contemplated hereby.

         10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be personally delivered, mailed by first-class registered or certified airmail (postage prepaid) or sent by facsimile or nationally recognized overnight express courier (shipping charges prepaid), and shall be deemed given when so mailed or when received if personally delivered or otherwise sent and addressed as follows:

             (a)  if to the Company, to:
                  ChromaVision Medical Systems. Inc.
                  33171 Paseo Cerveza
                  San Juan Capistrano, California
                  Attn: Kevin C. Oboyle
                  Telephone facsimile: (949) 443-3366

             or to such other person at such other place as the Company shall designate to the Purchaser in writing in the manner set forth above; and

             (b)  if to the Purchaser, to
                  incuVest LLC
                  590 Madison Avenue
                  New York, NY
                  Attention: Richard Morgan
                  Telephone facsimile no. (212) 849-8171

             or at such other address or as the Purchaser shall designate to the Company in writing in the manner set forth above.


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         11. Entire Agreement and Modification. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersede all term sheets, discussions, comments, negotiations and other prior or contemporaneous understandings of any kind. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser, and no right or obligation hereunder may be waived except pursuant to a written instrument signed by the party making the waiver. This Agreement is the result of negotiations between the parties and their respective counsel, and any rule of construction that an agreement shall be interepreted against the party that drafted the agreement shall not apply to this Agreement.

         12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         13. Severability, In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect. the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California (excluding the provisions of California relating to choice of law).

         15. Costs of Litigation. In the event of any litigation arising under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection therewith, including court costs and reasonably attorneys' and experts' fees.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together. shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

         17. Fees and Expenses. Each party shall pay its own legal fees and other expenses incurred in connection with the preparation, execution and delivery of this Agreement and the issuance and purchase of the shares of Company Common Stock to be purchased pursuant to this Agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                              CHROMAVISION MEDICAL SYSTEMS. INC.

                                              By: /s/ KEVIN O'BOYLE
                                                  ------------------------------
                                                  Name: Kevin O'Boyle
                                                  Title: Exec. V.P. & CFO


                                              INCUVEST, LLC

                                              By: /s/ ROBERT J. BERTOLDI
                                                  ------------------------------
                                                  Name: Robert J. Bertoldi
                                                  Title:
                                                  Address:



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